UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

THIRD AMENDMENT TO

FORM 8-K

CURRENT REPORT PURSUANT
 TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:
(Date of earliest event reported)

July 3, 2009

HEREUARE, INC.
(Exact Name of Registrant as specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation or Organization)

000-33033	02-0575232
(Commission File Number)	(I.R.S. Employer Identification Number)

228 Hamilton Ave., 3rd floor

Palo Alto, CA 94301

(Address of Principal Executive Offices and Zip Code)

(650) 798-5288

(Registrant's Telephone Number, including Area Code)

N/A
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

 Explanatory Note:  Registrant and Mr. Walls have mutually agreed to defer his start date until Registrant’s cash position improves.  In the interim, Mr. Walls has made himself available to consult with Registrant on an as-requested basis.

Table of Contents

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Signatures

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)           On July 3, 2009, Registrant offered, and Jon C. Walls accepted, full-time employment effective on or about September 1, 2009, with Registrant in the position of Chief Operating Officer and Chief Financial Officer.  Benedict Van will remain Registrant’s Chairman of the Board and Chief Executive Officer.   Subsequently, Registrant and Mr. Walls mutually agreed to defer his start date until Registrant’s cash position improved.  In the interim, Mr. Walls has made himself available to consult with Registrant on an as-requested basis.  Although Registrant expects to raise adequate financing to be able to  hire Mr. Walls in the next month or two, no assurance of success or Mr. Walls’ then availability can be given.

Mr. Walls, who is 44, will earn salary at the per annum rate of $120,000.  On his start date, he will be granted a 1,000,000 share non-statutory stock option with an exercise price of $9.00 per share.  The option will have a term of ten years, with 250,000 shares exercisable immediately and the remaining 750,000 shares becoming exercisable at the rate of 15,625 shares per month over the next 48 months so long as Mr. Walls remains an employee of Registrant.

Since July 2008 Mr. Walls has been serving as an independent financial and management consultant; in January 2009 he co-founded Principle Management Consulting L.L.C. through which he has most recently conducted his consulting activities.  Mr. Walls previously served as Chief Investment Officer and Acting CFO of Quality Home Loans, from January 2007 to June 2008.  From January 2005 to November 2006, he served as Managing Director and later as President and Chief Operating Officer for B. Wilson Partners, a boutique financial consulting company.  From May through November of 2004, Mr. Walls worked for Picoco, LLC, a private family investment office, where he served as Chief Operating Officer and General Partner of investment fund Pico Capital, LP.  Prior to that, for approximately four years, Mr. Walls served as President and CFO of a start-up internet service provider (ISP) he co-founded and before that, he worked at Lehman Brothers for approximately eight years, with his last position being  a Senior Vice President of Investment Banking, with expertise in equity, fixed income and M&A transactions.

Mr. Walls holds an MBA from Harvard Business School, a JD from Harvard Law School and a BA (Psychology in the Computer Science track) from Yale University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this amended report to be signed on its behalf by the undersigned hereunto duly authorized.

hereUare, Inc.
(Registrant)

By: /s/ Benedict Van
Benedict Van, Chairman & CEO

Date: October  8, 2009